SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [ ] Confidential, For Use
[  ] Definitive Proxy Statement            of the Commission only
[  ] Definitive Additional Materials       (as permitted by Rule
[  ] Soliciting Material Pursuant to       14a-6(e)(2))
     Rule 14a-11(c) or Rule 14a-12

                      Innkeepers USA Trust
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (Name of Registrant as Specified in Its charter)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
  (Name of Person(s) Filing Proxy Statement, if Other Than the
                          Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]  Fee computed on the table below per Exchange Act Rules
14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                    INNKEEPERS USA TRUST
 _________________________________________________________

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON MAY 6, 1998
 _________________________________________________________

     The annual meeting of the shareholders (the "Annual
Meeting") of Innkeepers USA Trust (the "Company") will be held at the Hampton Inn, 1505 Belvedere Road, West Palm Beach, Florida, on Wednesday, May 6, 1998 at 9:00 a.m., local time, for the following purposes:

     1. To elect (a) two Class I trustees to serve on the Board of Trustees until the annual meeting of shareholders in 2001 or until their successors have been duly elected and qualified and (b) one Class III trustee to serve on the Board of Trustees until the annual meeting of shareholders in 2000 or until his successor has been duly elected and qualified ("Proposal One");

     2. To consider and vote upon a proposal to amend the Company's Declaration of Trust to provide, in effect, that nothing contained therein will prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or on the national market system of a national securities association registered under the Exchange Act ("Proposal Two"); and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of the Company of record as of the close of business on March 13, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy
Statement which contains further information regarding the Annual
Meeting.

                     BY ORDER OF THE BOARD OF TRUSTEES:

                     MARK A. MURPHY
                     General Counsel and Secretary


Palm Beach, Florida
April __, 1998

                             IMPORTANT


          Management seeks to have your shares represented at the Annual Meeting regardless of the number of shares you may hold. Shareholders who do not expect to attend the Annual Meeting are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope as promptly as possible. Shareholders who attend the Annual Meeting may vote in person even if they have already sent in a proxy.

                       INNKEEPERS USA TRUST

                         PROXY STATEMENT


                       GENERAL INFORMATION



INTRODUCTION

     This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Trustees of Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of shareholders to be held at the Hampton Inn, 1505 Belvedere Road, West Palm Beach, Florida, on Wednesday May 6, 1998 at 9:00 a.m. local time (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 306 Royal Poinciana Way, Palm Beach, Florida 33480. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting, all enclosed herewith, are first being mailed on or about April __, 1998 to shareholders of record at the close of business on March 13, 1998 (the "Record Date").

THE COMPANY

     The Company is a Maryland real estate investment trust which was formed in 1994 for the purpose of acquiring equity interests in hotel properties and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company, through Innkeepers USA Limited (with its subsidiary partnerships, the "Partnership"), owned a total of 56 hotels (the "Hotels") with an aggregate of 6,703 rooms in 22 states at December 31, 1997. In order to qualify as a REIT, neither the Company nor the Partnership can operate hotels. Forty seven of the Hotels are leased to JF Hotel, Inc. (or other entities under common ownership, collectively, the "JF Lessee") and nine of the Hotels are leased to affiliates of Summerfield Hotel Corporation (collectively, the "Summerfield Lessee" and, collectively with the JF Lessee, the "Lessee"), in each case pursuant to percentage leases (the "Percentage Leases"). The Percentage Leases provide for rent payments based, in substantial part, on the room revenues of the Hotels. At December 31, 1997, the JF Lessee operated 25 of the Hotels, affiliates of the Summerfield Lessee operate nine of Hotels, 20 of the Hotels are managed by Residence Inn by Marriott, Inc., a wholly-owned subsidiary of Marriott International, Inc., and two of the Hotels are managed by another independent operator.


THE PROXY

     The proxy will be voted as specified by the shareholder of record in the spaces provided on the Proxy Card or, if no specification is made, it will be voted in favor of the proposals set forth on the first page hereof. The solicitation of proxies is being made primarily by the use of the mails. The shareholder of record giving the proxy has the power to revoke it either by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting in person. Management respectfully requests that each shareholder promptly mark, sign and return a proxy card as soon as possible. Management is recommending a vote FOR the proposals discussed in this Proxy Statement. Beneficial owners of the Company's Common Shares held of record in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with procedures established by, the record holder(s) or their agent(s).

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each Common Share is entitled to one vote in person or by proxy. Cumulative voting is not permitted. Only shareholders of record at the close of business on the Record Date (the "Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on March 31, 1998, the Company had outstanding 33,113,211 Common Shares.

     The solicitation of the proxy is being made by the Company. The cost of preparing and mailing this Proxy Statement and the accompanying material, and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. The Company has retained Harris Trust and Savings Bank to aid in the solicitation of proxies and to verify certain records related to the solicitation for a cost not expected to exceed $3,000, plus expenses. To the extent necessary in order to ensure sufficient representation at the meeting, the Company may request by telephone or otherwise the return of proxies. The extent to which this will be necessary will depend on the rate at which proxies are returned. Shareholders are urged to return their proxies without delay.



                           REQUIRED VOTE

     Under Maryland law and the Company's Declaration of Trust and Bylaws, if a majority of the votes entitled to be cast are present at the Annual Meeting, in person or by proxy, so as to constitute a quorum, (1) with respect to Proposal One concerning the election of two Class I and one Class III trustees, an affirmative vote of a plurality of all the votes cast will elect each nominee for trustee and, (2) with respect to Proposal Two, the affirmative vote of the holders of a majority of the Common Shares present and entitled to vote at the meeting is required for approval of Proposal Two. For purposes of the election of trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     No specific provisions of the Maryland General Corporation Law, as applicable to Maryland real estate investment trusts, or the Company's Declaration of Trust or Bylaws, address the issue of abstentions or "broker non-votes" (defined below). Abstentions and "broker non-votes" will be counted for the purpose of determining the existence of a quorum. For purposes of the election of trustees (i.e., Proposal One), abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of proposals requiring approval by a certain percentage of votes cast, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For proposals requiring approval by a certain percentage of the shares outstanding or entitled to be cast, the effect of an abstention would be the same as a vote against the proposal. Therefore, for purposes of the votes on the amendment of the Company's Declaration of Trust described in Proposal Two, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     Brokers holding shares for beneficial owners are required to provide proxy material to the beneficial owners and to seek instructions with respect to the voting of the securities and must vote those shares according to the specific instructions they receive from the owners. If brokers do not receive specific instructions from the owners, they may vote the shares at their discretion on all but certain non-routine matters. In the case of a non-routine matter for which the broker has received no voting instructions, the broker may not vote on the proposals. This results in what is known as a "broker non-vote." "Broker non-votes" will be counted for the purpose of determining the existence of a quorum for the Annual Meeting. Because the election of trustees (Proposal One) and the proposed amendment of the Declaration of Trust (Proposal Two) are routine matters for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the contexts of Proposals One or Two.

             BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's trustees and executive officers, and any persons beneficially owning more than ten percent (10%) of a registered class of the Company's equity securities, are required to report their ownership of the Common Shares and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates during the 1997 fiscal year. 1997 filings for each of the Company's executive officers and trustees were filed late, including filings with respect to the acquisition of an aggregate of 98,050 shares acquired from time to time in various open market purchases by the executive officers and the JF Lessee, which is owned by Mr. Fisher (80%) and Mr. Shaw (20%). Based on information available to the Company, the Company believes that all required filings for executive officers and trustees, including late filings, have now been made.


               OWNERSHIP OF THE COMPANY'S COMMON SHARES


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of December 31, 1997, regarding (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Shares, (b) each trustee, (c) each executive officer and (d) all trustees and executive officers as a group. Unless otherwise indicated, such shares are owned directly and the indicated person has sole voting and investment power.

                                AMOUNT AND
                                  NATURE
                                    OF
                                BENEFICIAL      PERCENT OF
                               OWNERSHIP(1)      CLASS(1)

Jeffrey H. Fisher. . . . . . .  1,229,878(2)        3.6%

Frederic M. Shaw . . . . . . .    444,841(3)        1.3%

David Bulger . . . . . . . . .     80,271(4)         *

Gregory M. Fay . . . . . . . .     70,792(5)         *

Mark A. Murphy . . . . . . . .     70,192(6)         *

Miles Berger . . . . . . . . .     17,500(7)         *

Thomas J. Crocker. . . . . . .      7,660(8)         *

Jack P. DeBoer . . . . . . . .  2,529,808(9)        7.2%
  9342 East Central
  Wichita, Kansas 67206

C. Gerald Goldsmith. . . . . .     17,500(7)         *

Rolf P. Ruhfus . . . . . . . .    858,987(10)       2.5%

Bruce Zenkel . . . . . . . . .     22,500(7)         *

Franklin Resources, Inc. . . .  3,485,510(11)      10.6%
  777 Mariners Island Boulevard
  San Mateo, CA 94404

The Equitable Companies
  Incorporated . . . . . . . .  1,991,600(12)       6.1%
   1290 Avenue of the Americas
   New York, NY 10104

All trustees and . . . . . . .  5,347,743(2)-(10)  14.2%
  executive officers as a
  group (11 persons)
______________________________

 *  Represents less than 1% of the outstanding Common Shares.

(1) For each named person, assumes that (a) all units of limited partnership interest in the Partnership ("Units") held by the named person are redeemed for Common Shares,
      (b) that the named person exercised all options held by him which are currently exercisable or which become exercisable on or before July 1, 1998 and(c)) that the named person receives restricted shares on account of any performance shares earned on or before July 1, 1998. The total number of Common Shares used in calculating the percent of class owned by each named person assumes that none of the Units held by other persons are redeemed for Common Shares and that none of the options held by other persons are exercised. Outstanding Units are redeemable by the limited partners (in some cases after a specified holding period which has not yet expired) on a one-for-one basis for Common Shares or, if the redeeming limited partner would then be deemed to own in excess of 9.8% of the outstanding Common Shares or otherwise at the election of the Company, an equivalent amount of cash ("Redemption Rights").
      Holders of restricted shares have the power to vote, and receive distributions on, their restricted shares prior to vesting. Any Common Shares or options described herein which have not vested when a trustee ceases to be a trustee or when an employee ceases to be an officer generally will be forfeited.

(2) Includes 55,000 shares owned by Mr. Fisher directly, which were acquired from time to time in the open market. Also includes 113,950 shares owned by the JF Lessee, in which Mr. Fisher owns 80% of the capital stock. Mr. Fisher disclaims beneficial ownership of 22,790 (20%) of the Common Shares owned by the JF Lessee. Also includes (A) 75,000 restricted shares, 8,571 of which vested in February 1998, 11,071 of which will vest in February of each of 1999-2003 and 11,074 of which will vest in February 2004,
      (B) Common Shares issuable to Mr. Fisher and his affiliates upon exercise of Redemption Rights - Mr. Fisher owns 348,289 Units directly and affiliates of Mr. Fisher own 65,306 Units - and (c) 572,333 Common Shares issuable to Mr. Fisher upon the exercise of options granted to Mr. Fisher under the 1994 Plan. Does not include (I) 536,167 Common Shares issuable to Mr. Fisher upon the exercise of additional options granted under the 1994 Plan, (x) 140,000 of which vest at the rate of 70,000 shares in September of each of 1998 and 1999, (y) 50,000 of which will vest at the rate of 10,000 shares per year in September of each of 2000-2003 and on January 1, 2004 and (z) 346,167 of which will vest at the rate of 125,083 in February 1999, 125,084 in February 2000 and 48,000 in February of each of 2001 and 2002, and (II) 45,000 restricted shares under a performance share award made to Mr. Fisher in February 1997, which will be issued only if certain total shareholder return targets are met for 1997 and/or 1998. Any such shares issued under the performance share award would vest in equal installments on the first five anniversaries of the date the shares are issued. In February 1997, the JF Lessee granted approximately 300,000 share appreciation rights to various employees of the JF Lessee, each of which rights entitle the holder (subject to the satisfaction of certain vesting requirements) to a cash payment equal to any excess of the fair market value of a Common Share on the date of exercise over the fair market value on the date of grant. As noted above, Mr. Fisher owns 80% of the JF Lessee.

(3) Includes 9,000 shares owned by Mr. Shaw directly, which were acquired from time to time in the open market. Also includes 113,950 shares owned by the JF Lessee, in which Mr. Shaw owns 20% of the capital stock. Mr. Shaw disclaims beneficial ownership of 91,160 (80%) of the Common Shares owned by the JF Lessee. Also includes (A) 62,500 restricted shares, 7,142 of which vested in February 1998, 9,225 of which will vest in February of each of 1999-2003 and 9,233 of which will vest in February 2004, (B) 80,725 Common Shares issuable to Mr. Shaw upon exercise of Redemption Rights and (c) 178,666 Common Shares issuable to Mr. Shaw upon the exercise of options granted to Mr. Shaw under the 1994 Plan. Does not include (I) 131,334 Common Shares issuable to Mr. Shaw upon the exercise of additional options granted under the 1994 Plan, which will vest at the rate of 53,666 in February 1999, 53,668 in February 2000 and 12,000 in each of February 2001 and 2002, and (II) 37,500 restricted shares under a performance share award made to Mr. Shaw in February 1997, which will be issued only if certain shareholder return targets are met for 1997 and/or 1998. Any such shares issued under the performance share award would vest in equal installments on the first five anniversaries of the date the shares are issued. In February 1997, the JF Lessee granted approximately 300,000 share appreciation rights to various employees of the JF Lessee, each of which rights entitle the holder (subject to the satisfaction of certain vesting requirements) to a cash payment equal to any excess of the fair market value of a Common Share on the date of exercise over the fair market value on the date of grant. As noted above, Mr. Shaw owns 20% of the JF Lessee.

(4) Includes (A) 4,688 restricted shares, 536 of which vested in February 1998 and 692 of which will vest in February in each of 1999-2004 and 694 of which will vest in February 2004, and (B) 73,333 Common Shares issuable upon the exercise of options granted under the 1994 Plan. Does not include (I) 26,667 Common Shares issuable upon the exercise of additional options granted under the 1994 Plan, which will vest at the rate of 13,333 in February 1999 and 13,334 in February 2000, or (II) 2,812 restricted shares under a performance share award made to Mr. Bulger in February 1997, which will be issued only if certain shareholder return targets are met for 1997 and/or 1998. Any such shares issued under the performance share award would vest in equal installments on the first five anniversaries of the date the shares are issued.

(5) Includes (A) 3,125 restricted shares, 357 of which vested in February 1998, 461 of which will vest in February of each of 1999-2003 and 463 of which will vest in February 2004, and (B) 66,667 Common Shares issuable upon the exercise of options granted under the 1994 Plan. Does not include (I) 33,333 Common Shares issuable upon the exercise of additional options granted under the 1994 Plan, which will vest at the rate of 16,666 in February 1999 and 16,667 in February 2000, or (II) 1,875 restricted shares under a performance share award made to Mr. Fay in August 1997, which will be issued only if certain total shareholder return targets are met for 1997 and/or 1998. Any such shares issued under the performance share award would vest in equal installments on the first five anniversaries of the date the shares are issued.

(6) Includes (A) 3,125 restricted Common Shares, 357 of which vested in February 1998, 461 of which will vest in February of each of 1999-2003 and 463 of which will vest in February 2004, and (B) 66,667 Common Shares issuable upon the exercise of options granted under the 1994 Plan. Does not include (I) 33,333 Common Shares issuable upon the exercise of additional options granted under the 1994 Plan, which will vest at the rate of 16,666 in February 1999 and 16,667 in February 2000, or (II) 1,875 restricted shares under a performance share award made to Mr. Murphy in March 1997, which will be issued only if certain total shareholder return targets are met for 1997 and/or 1998. Any such shares issued under the performance share award would vest in equal installments on the first five anniversaries of the date the shares are issued.

(7)   Includes (A) 12,500 restricted shares, all of which will be
      fully vested as of the Annual Meeting except for 	1,668
      Common Shares that will vest on the date of the annual meeting in 1999, and (B) 5,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan. Does not include (I) 1,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which vest on the date of the annual meeting in 1999, or (II) Common Shares issuable upon the exercise of additional options that will be granted and immediately vested on the date of each annual meeting, which will cover 1,000 Common Shares in 1999 and 2,000 Common Shares in each subsequent year.

(8)   Includes (A) 5,660 restricted shares, 1,132 of which vested
      in February of each of 1997 and 1998 and 1,132 	of which
      will vest in February of each of 1999-2001, and (B) 2,000 Common Shares issuable upon the exercise of options granted
      under the Trustees' Plan.   Does not include (I) 1,000
      Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which will vest in February 1999, or (II) Common Shares issuable upon the exercise of additional options that will be granted and immediately vested in February of each year, which will cover 1,000 Common Shares in 1999 and 2,000 Common Shares in each subsequent year.

(9)   Includes an aggregate of 2,521,426 Common Shares issuable
      upon the exercise of Redemption Rights, to Mr. 	DeBoer,
      Mr. DeBoer's wife and children and a corporation controlled by Mr. DeBoer. Also includes (A) 6,382 restricted shares issued to Mr. DeBoer under the Trustees Plan, 1,276 of which vested in November of each of 1996 and 1997, 1,276 of which will vest in November of each of 1998 and 1999 and 1,278 of which will vest in November 2000, and (B) 2,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan. Does not include (I) 2,000 Common Shares issuable upon the exercise of additional options granted under the Trustees' Plan, 1,000 of which will vest in November of each of 1998 and 1999, or (II) Common Shares issuable upon the exercise of additional options that will be granted and immediately vested in November of each year, which will cover 1,000 Common Shares in each of 1998 and 1999 and 2,000 Common Shares in each subsequent year.

(10)  Includes (A) 5,172 restricted shares, 1,034 of which vested
      in June 1997, 1,034 of which will vest  in June 	in each of
      1998-2000 and 1,036 of which will vest in June 2001, (B)
      851,815 Common Shares issuable to

      Mr. Ruhfus, or a trust of which he is the sole trustee and beneficiary, upon the exercise of Redemption Rights and (c) 1,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan. Does not include (I) 2,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which will vest in June 1999, or (II) Common Shares issuable upon the exercise of additional options that will be granted and immediately vested in June of each year, which will cover 1,000 Common Shares in 1999 and 2,000 Common Shares in each subsequent year.

(11)  Based on information contained in a Schedule 13-G dated
      January 30, 1988, and jointly filed  with the 	Securities
      and Exchange Commission ("SEC") by Franklin Resources,
      Inc., Franklin Advisers, Inc., Charles B. Johnson and
      Rupert H. Johnson, with respect to shares owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect subsidiaries of Franklin Resources, Inc. Each of the filers has disclaimed beneficial ownership of any of the shares covered by the Schedule 13-G.

(12) Based on information contained in a Schedule 13-G dated February 10, 1998, and jointly filed with the SEC by The Equitable Companies Incorporated, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courage Assurance Mutuelle and AXA-UAP, with respect to shares owned by client discretionary investment advisory accounts advised by Alliance Capital Management L.P. and shares held for investment purposes by Donaldson, Lufkin and Jenrette.

              PROPOSAL ONE - ELECTION OF TRUSTEES

NOMINEES FOR CLASS I AND III TRUSTEES

     The Company's Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible and requires that a majority of the Company's trustees must not be officers or employees of the Company or affiliates of any advisor to the Company under an advisory agreement, any lessee of the Company's property, any subsidiary of the Company or any partnership which is an affiliate of the Company ("Independent Trustees"). The term of the current Class I trustees, Mr. Bruce Zenkel and Mr. Jack P. DeBoer, expires at the Annual Meeting. Also, a Class III trustee, Mr. Rolf P. Ruhfus, who was appointed to the Board in 1997, will stand for election by the shareholders for the remainder of his Class term, which will expire in 2000. The terms of the two current Class II trustees, Mr. Miles Berger and Mr. C. Gerald Goldsmith, expire in 1999. The term of the two current Class III trustees, Mr. Jeffrey H. Fisher and Mr. Thomas
J. Crocker, expire in 2000. At each annual meeting of shareholders, the successors to the class of trustees whose term expires will be elected for a three-year term. The Board of Trustees has set at seven the number of directors constituting the current Board of Trustees, three of whom will be elected at the Annual Meeting.

     The Company has no Nominating Committee of its Board of Trustees, with the entire Board of Trustees acting in such capacity. The Board of Trustees has nominated the present Class I trustees, Messrs. DeBoer and Zenkel, to serve as Class I trustees for three-year terms expiring at the Company's annual meeting in 2001 or until their successors are elected and qualified. The Board of Trustees has also nominated Mr. Ruhfus to continue to serve as Class III trustee for the remainder of a three-year term expiring at the Company's annual meeting in 2000
or until his successor is elected and qualified.   The remaining
members of the Board of Trustees will continue as members thereof until their respective terms expire.

     Unless a shareholder specifies otherwise, each shareholder's shares represented by the enclosed proxy will be voted FOR the election of (I) the Class I nominees to serve as trustees until the 2001 annual meeting or until their successors are elected and qualify and (ii) the Class III nominee to serve as trustee until the 2000 annual meeting or until his successor is elected and qualifies. The nominees have indicated their willingness to serve if elected. While not anticipated, if any nominee shall become unavailable or unwilling to serve the Company as a trustee for any reason, the persons named as proxies in the Proxy Form may vote for any substitute nominee proposed by the Board of Trustees.

              THE BOARD OF TRUSTEES RECOMMENDS A VOTE
        FOR EACH OF THE NOMINEES FOR CLASS I AND III TRUSTEES

     The following table sets forth information as of March 1, 1998 with respect to the nominees and each other trustee whose term of office will continue after the Annual Meeting.


_________________________________________________________________
            NOMINEES FOR ELECTION AS CLASS I TRUSTEES
                     (TERMS EXPIRING 2001)


     JACK P. DEBOER, age 67, has served as Chairman of the Board, President and Chief Executive Officer of Candlewood Hotel Company, Inc. since its inception. From October 1993 to September 1995, Mr. DeBoer was self-employed and was engaged in the development of the Candlewood extended-stay hotel concept. From 1988 to 1993, Mr. DeBoer co-founded and developed Summerfield Hotel Corporation, an upscale extended-stay hotel chain. Mr. DeBoer founded and developed the Residence Inn franchise prior to selling the franchise to Marriott International, Inc. in 1987.

     BRUCE ZENKEL, age 67, is a partner of Zenkel Schoenfeld, an investment banking firm he co-founded in 1990. From 1986 to 1990, he was director of merchant banking for McKinley Allsopp. He served as a director of Jonathan Logan, Inc. and Mr. Coffee, Inc. and currently serves on the boards of several philanthropic organizations. He holds a B.B.A. from the University of Michigan.

Committees:  Compensation

_________________________________________________________________


            NOMINEE FOR ELECTION AS CLASS III TRUSTEE
                      (TERM EXPIRING 2000)

     ROLF E. RUHFUS, age 53, has served as Chairman and Chief Executive Officer of Summerfield Hotel Corporation since its founding in 1988. Mr. Ruhfus served as President of the Residence Inn Company from February 1983 through July 1987 (Residence Inn was acquired by Marriott in July 1987). Mr. Ruhfus joined the Residence Inn Company after spending four years as Director of Marketing for VARTA Battery, Europe's largest battery manufacturer. Prior to this position, he was a management consultant for McKinsey and Company in its Dusseldorf, Germany office. Mr. Ruhfus is a German Air Force Lieutenant, and received a bachelor's degree from Western Michigan University in 1968. His graduate degrees include a M.B.A. from the Wharton School in 1971 and a Ph.D. in marketing from the University of Muenster in 1974. Mr. Ruhfus is a member of the international chapter of The Young Presidents Organization and serves on the board of several European companies.


_________________________________________________________________

                  INCUMBENT TRUSTEES - CLASS II
                      (TERMS EXPIRING 1999)

     MILES BERGER, age 67, has been engaged in various real estate and banking activities since 1950. He currently serves as Vice Chairman of the Board of Heitman Financial Ltd., a real estate investment management firm with approximately $10 billion under management, with which Mr. Berger has been employed for more than five years. He is Chairman of the Board of Mid-Town Bank and Trust Company of Chicago and serves on the Board of Directors of Franklin Holding Company, an American Stock Exchange-listed company. He has served on the boards of numerous real estate and banking organizations and philanthropic organizations.

Committees: Audit, Compensation

     C. GERALD GOLDSMITH, age 69, has been an independent investor and financial advisor since 1976. He is currently a director of Meditrust, Palm Beach National Bank and Trust, U.S. Banknote and Nine West Group, Inc. and is Chairman of Property Corp. International, a private real estate investment company. He has served as a director of several banks and New York Stock Exchange-listed companies. He holds an A.B. from the University of Michigan and an M.B.A. from Harvard Business School.

Committees:  Audit, Compensation


_________________________________________________________________


                  INCUMBENT TRUSTEES - CLASS III
                      (TERMS EXPIRING 2000)

     JEFFREY H. FISHER, age 42, is Chairman of the Board, Chief Executive Officer and President of the Company, positions he has held since the Company's formation in 1994. Between 1986 and 1994 he served as President and Chief Operating Officer of JF Hotel Management, Inc., an affiliate of the Lessee, which leases and operates all of the Company's hotels. Mr. Fisher holds a B.S. degree in Business Administration from Syracuse University, a J.D. degree from Nova University, and an L.L.M in Taxation from the University of Miami.

     THOMAS J. CROCKER, age 44, was Chairman of the Board of Crocker Realty Trust, Inc., one of the largest office-based real estate investment trusts in the southeast U.S., from that company's inception until June 30, 1996. Crocker Realty Trust, Inc. owned approximately 5.7 million square feet in 70 buildings in seven states, plus more than 200 acres of developable land. Prior to forming Crocker Realty Trust, Inc., Mr. Crocker headed Crocker & Co., a privately-held firm responsible for development, leasing and property management services to approximately 1.71 million square feet of commercial property and 272 residential units. Prior to 1984, Mr. Crocker was a real estate lending officer at Chemical Bank. Mr. Crocker is a Board Member of the National Conference of Christians and Jews and a Member-Elect of the National Board thereof. He is the recipient of the 1992 Ernst & Young and South Florida Business Journal's Best Overall Real Estate Deal of the Year Honors; 1991 Sun-Centennial Excalibur Award for Palm Beach County; 1991 NAIOP Developer of the Year; 1989 Boca Raton, Florida Chamber of Commerce Industrialist of the Year; 1989 Anti-Defamation League Torch of Liberty Award; 1988 Junior Achievement Business Hall of Fame Laureat; past Chairman of the Boca Raton, Florida Chamber of Commerce; and a Member of the National Association of Industrial and Office Parks.


_________________________________________________________________

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

     Trustee Meetings. The business of the Company is conducted under the general management of its Board of Trustees as required by the Company's Bylaws and the laws of Maryland, the Company's state of organization. The Company's Declaration of Trust requires that a majority of its trustees must not be officers or employees of the Company or any lessee of any property of the Company, any subsidiary of the Company or any partnership which is an affiliate of the Company (the "Independent Trustees"). The Board of Trustees holds regular quarterly meetings and special meetings as necessary. The Board of Trustees held seven meetings during 1997. All incumbent trustees attended more than 75% of the aggregate number of meetings of the Board of Trustees and its committees on which they serve, except for Mr. Ruhfus, who attended two of the four Board meetings held in 1997 after he joined the Board.

     The Company presently has an Audit Committee and a Compensation Committee of its Board of Trustees. The Company has no Nominating Committee of its Board of Trustees, with the entire Board of Trustees acting in such a capacity. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Trustees.

     Audit Committee. The Board of Trustees has established an Audit Committee, which currently consists of Messrs. Goldsmith and Berger, who are neither officers nor employees of the Company or any of its subsidiaries. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times in 1997, and each member attended both of those meetings.

     Compensation Committee. The Board of Trustees has established a Compensation Committee, which currently consists of Messrs. Berger, Goldsmith and Zenkel, who are neither officers nor employees of the Company or any of its subsidiaries. The Compensation Committee determines compensation for the Company's executive officers and administers the 1994 Plan. The Compensation Committee met three times in 1997, and each member attended all of those meetings.

COMPENSATION OF TRUSTEES

     Each non-employee Trustee is paid a cash fee of $5,000 per year, plus $1,000 for each Board meeting attended and $500 for each committee meeting attended. Each trustee also receives reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or committees thereof.

     In addition, under the Trustees' Plan, each non-employee trustee who was a member of the Board of Trustees at the time of the IPO received 7,500 Common Shares. Such Common Shares vest at the rate of 1,500 shares per year of service, with 1,500 shares having vested on the date they received the shares and 1,500 shares vesting on the "Award Date" in each of 1995 - 1998. For any year, an "Award Date" is the date of the first meeting of the Board of Trustees following the annual meeting of shareholders held in such year. Currently, each future non-employee trustee will receive, on the first Award Date at which he is or becomes a member of the Board, Common Shares with a fair market value of $75,000, 20% of which will vest immediately and 20% of which will vest on each of the next four Award Dates if the trustee is a member of the Board on the applicable vesting date. Messrs. DeBoer, Crocker and Ruhfus each received shares pursuant to the foregoing provisions on the dates that they joined the Board, except that their awards, like awards for other non-employee trustees who join the Board other than at an annual meeting, vest on the date of grant and the first four anniversaries of the date of grant if they are members of the Board on the applicable vesting date. Each trustee is entitled to receive dividends paid on, and to vote, all such shares, notwithstanding that all such shares may not have vested. Any trustee who ceases to be a trustee will forfeit any shares not previously vested.

     Under the Trustees' Plan, each non-employee trustee who was a member of the Board of Trustees at the time of the IPO was also granted options to purchase 5,000 Common Shares. Options were granted to the other non-employee trustees on the first Award Date after they become trustees (or on the date they were appointed or elected other than at an annual meeting), as follows: Mr. DeBoer received an option for 3,000 Common Shares on his appointment to the Board in November 1996, Mr. Crocker received an option for 2,000 Common Shares on his appointment to the Board in February 1997 and Mr. Ruhfus received an option for 2,000 Common Shares on his appointment to the Board in June 1997, all of which become exercisable as described below. The price per Common Share purchased on the exercise of an option is the fair market value of a Common Share on the date the option is granted. The exercise price may be paid in cash, a cash equivalent acceptable to the Compensation Committee, Common Shares, or a combination thereof.

     Options issued under the Trustees' Plan become exercisable at a rate of 1,000 Common Shares on each Award Date after the date of the grant (or on each anniversary of the date of grant for trustees first appointed or elected other than at an annual meeting), in each case only if the trustee is still a member of the Board on the applicable Award Date (or applicable anniversary of the date of grant). Options under the Trustees' Plan are exercisable for ten years from the date of grant. To the extent that an option has become exercisable, it can be exercised whether or not the holder is a Trustee on the date of exercise. No options for Common Shares may be granted and no Common Shares will be awarded under the Trustees' Plan after the Award Date in 2007. The share authorization, the terms of outstanding options and the number of shares for which options will thereafter be awarded shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

     In addition to the awards described above, (a) Messrs. Berger, Goldsmith and Zenkel, who have served on the Board since the IPO, each received an award of 5,000 restricted Common Shares, which vested for 1,666 shares on the Award Date in 1997 and will vest for 1,666 shares on the Award Date in 1998 and for 1,668 shares on the Award Date in 1999, if the trustee is a Board member on the applicable vesting date, and (b) each non-employee trustee receives a fully exercisable option to acquire Common Shares on the date that his other options under the Trustees' Plan become vested, if the trustee is a Board member on the applicable grant date. For 1998 and 1999, these awards cover 1,000 Common Shares and for the year 2000 and thereafter, the awards will cover 2,000 Common Shares. All options and share awards will become fully exercisable and vested on a change of control (as defined in the Trustee's Plan) of the Company, and in the event a trustee ceases to serve on the Board on account of death or disability.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company from January 1, 1995 to December 31, 1997.

                               Annual Compensation    	              Long Term Compensation
                               -------------------           -----------------------------------
                                                  	                Awards      	        Payouts
                                                             ----------------------    ---------
 							                                                                  Securities
Name and	                                    Other Annual	   Restricted	   Underlying	    LTIP	   All Other
Principal Position  Year Salary   	Bonus     Compensation   Share Awards	 Options/SARs	 Payouts	Compensation
Jeffrey H. Fisher
 Chairman of the
 Board,	Chief      1997	$150,000	   $150,000	       0        60,000(1)     702,500(2	     -	     --
 Executive Officer	1996 $150,000 	  $150,000	       0           --	        156,000(3	     -	     --
 and President	    1995	$60,000	        0	          0           --	        250,000(4)   	 -	     --

Frederic M. Shaw   1997	$94,902(5)  $105,000(5)  50,000(6)	 310,000(7)       	--	         --     --
 Executive Vice    1996   (8)           --           --          --           --          --     --
 President and     1995   (8)           --           --          --           --          --     --
 Chief Operating
 Officer

David Bulger	      1997 $110,200(8) $26,488	         0	       3,750(9)	    80,000(10)    	--	    --
 Chief Financial   1996	$80,000	    $20,000	         0	          --          	--	         --     --
 Officer and       1995	$80,000	    $6,000 	        --	          --	       20,000(11)	    --    	--
 Treasurer

Gregory M. Fay	    1997	$45,660(8)	$10,014(8)	       0	       2,500(12)	  100,000(13)      --    --
 Vice President    1996	  (8)	        --	           --	          --	          --	          --    --
 of Accounting	    1995	  (8)	        --	           --	          --	          --	          --	   --

Mark A. Murphy	    1997	$92,416(8)	$26,488	          0	       2,500(14)	  100,000(15)      --    --
 General Counsel  	1996	  (8)	        --	            --	         --	          --	          --	   --
 and Secretary	    1995	  (8)	        --	            --	         --	          --	          --	   --

____________________________

(1) These shares vest in equal installments on each of the first seven anniversaries of the date of grant (February
      1997). Mr. Fisher also received in February 1997 a grant of 60,000 performance shares, pursuant to which restricted shares will be issued if certain total shareholder return targets are met for 1997 and/or 1998. In January 1998, 15,000 restricted shares were issued under the performance share award, based on a total shareholder return target met
      in 1997.   Any such shares issued under the performance
      share award, based on a total shareholder return target met in 1997. Any such shares issued under the performance share award will vest in equal installments on the first six (if issued for 1997) or five (if issued for 1998) anniversaries of the date the shares are issued.

(2)   Represents the grant of options in February 1997 covering
      (a) 240,000 Common Shares, 20% of which becomes exercisable on each of the first five anniversaries of the date of grant, and (b) 462,500 Common Shares, 50% of which vested on the date of grant and 16.66% of which will vest on each of the first three anniversaries of the date of grant. In February 1997, the JF Lessee granted approximately 300,000 share appreciation rights to various employees of the JF Lessee, each of which rights entitle the holder (subject to the satisfaction of certain vesting requirements) to a cash payment equal to any excess of the fair market value of a Common Share on the date of exercise over $13.25, the fair market value on the date of grant. Mr. Fisher owns 80% of the JF Lessee.

(3) Represents the grant of an option in February 1996. The option became exercisable for 32,000 Common Shares in September of each of 1996 and 1997, and will become exercisable for 32,000 Common Shares in September 1998 and for 60,000 Common Shares in September 1999.

(4)   Represents the grant in September 1994 of options covering
      (a) 110,000 Common Shares, 10,000 of which became exercisable on each of the date of grant and the first three anniversaries of the date of grant, and 10,000 of which will become exercisable on each anniversary of the date of grant through 2004, and (b) 140,000 Common Shares, 20% of which (i.e., covering 28,000 Common Shares) became exercisable on each of the date of grant and the first three anniversaries of the date of grant, and 20% of which will become exercisable on the anniversary of the date of grant in 1998, so long as Mr. Fisher remains employed by the Company.

(5)   Mr. Shaw also receives a salary and bonus from the JF
      Lessee, of which he serves as President.

(6) These shares vest in equal installments on each of the first seven anniversaries of the date of grant (February
      1997). Mr. Shaw also received in February 1997 a grant of 50,000 performance shares, pursuant to which restricted shares will be issued if certain total shareholder return targets are met for 1997 and/or 1998. In January 1998, 12,500 restricted shares were issued pursuant to the performance share award, based on a total shareholder return target met in 1997. Any shares issued under the performance share award will vest in equal installments on the first six (if issued for 1997) or five (if issued for 1998) anniversaries of the date the shares are issued.

(7) Represents the grant in February 1997 of (a) an option covering 60,000 Common Shares, 20% of which becomes exercisable on each of the first five anniversaries of the date of grant, and (b) an option covering 250,000 Common Shares, 50% of which vested on the date of grant and 16.66% of which will vest on each of the first three anniversaries of the date of grant. In February 1997, the JF Lessee granted approximately 300,000 share appreciation rights to various employees of the JF Lessee, each of which rights entitle the holder (subject to the satisfaction of certain vesting requirements) to a cash payment equal to any excess of the fair market value of a Common Share on the date of exercise over $13.25, the fair market value on the date of grant. Mr. Shaw owns 20% of the JF Lessee.

(8) Messrs. Shaw, Fay and Murphy each first became officers and employees of the Company in 1997. Salary shown for 1997 represents the pro-rata share of annual salary provided for in the employee's employment contract. Mr. Fay's bonus is a pro-rated portion of the annual bonus that would have been payable for the full year under his employment contract.

(9) These shares vest in equal installments on each of the first seven anniversaries of the date of grant (February
      1997). Mr. Bulger also received in February 1997 a grant of 3,750 performance shares, pursuant to which restricted shares will be issued if certain total shareholder return targets are met for 1997 and/or 1998. In January 1998, 938 restricted shares were issued pursuant to the performance share award, based on a total shareholder return target met in 1997. Any such shares issued under the performance share award will vest in equal installments on the first six (if issued for 1997) or five (if issued for 1998) anniversaries of the date the shares are issued.

(10) Represents the grant of an option in February 1997, 50% of which vested on the date of grant and 16.66% of which vest on each of the first three anniversaries of the date of grant.

(11) Represents a grant of an option in April 1995. The option becomes exercisable annually with respect to 5,000 Common
      Shares beginning on the date of grant, so long as Mr.
      Bulger remains employed by the Company.

(12) These shares vest in equal installments on each of the first seven anniversaries of the date of grant (August
      1997). Mr. Fay also received in August 1997 a grant of 2,500 performance shares, pursuant to which restricted shares will be issued if certain total shareholder return targets are met for 1997 and/or 1998. In January 1998, 625 restricted shares were issued pursuant to the performance share award based on a total shareholder return target met in 1997. Any such shares issued under the performance share award will vest in equal installments on the first six (if issued for 1997) or five (if issued for 1998) anniversaries of the date the shares are issued.

(13) Represents the grant of an option in April 1997, 50% of which vested on the date of grant and 16.66% of which vest on each of the first three anniversaries of the date of grant.

(14) These shares vest in equal installments on each of the first seven anniversaries of the date of grant (March
      1997). Mr. Murphy also received in March 1997 a grant of 2,500 performance shares, pursuant to which restricted shares will be issued if certain total shareholder return
      targets are met for 1997 and/or 1998.   In January 1998,
      625 restricted shares were issued pursuant to the performance share award, based on a total shareholder return target met in 1997. Any such shares issued under the performance share award will vest in equal installments on the first six (if issued for 1997) or five (if issued for 1998) anniversaries of the date the shares are issued.

(15)  Represents the grant of an option in April 1997, 50% of
      which vested on the date of grant and 16.66% of 	which vest
      on each of the first three anniversaries of the date of grant.

OPTION GRANTS

     The following table sets forth information regarding grants of share options during the 1997 fiscal year. The options were granted pursuant to the 1994 Plan. No separate share appreciation rights were granted during the 1997 fiscal year.

                           Individual Grants
     -----------------------------------------------------------------------
                                    			Percentage
                                    			  of Total                        				     Potential Realized
                     	Number of	         Options	                         			      Value at Assumed
		                      Shares	         Granted to	                       			   Annual Rates of Share
                    		Underlying	       Employees	    Exercise			                Price Appreciation
                     		Options	         in Fiscal      	Price   	Expiration		    for Option Term(2)
	Name	                 Granted	           Year   	    ($/Share)	    Date   	      5%   		     10%
Jeffrey H. Fisher	     702,500(1)	       54.4%	        $13.25	  February 2007	$5,851,825	 $14,836,800
Frederic M. Shaw	      310,000(2)	       24.0%	        $13.25	  February 2007	$2,582,300	  $6,547,200
David Bulger	           80,000(3)	        6.2%	        $13.25	  February 2007	$666,400		   $1,689,600
Gregory M. Fay	        100,000(4)	        7.7%	        $14.0625	August 2007	  $884,750		   $2,240,750
Mark A. Murphy	        100,000(5)	        7.7%	        $13.25	  April 2007	   $833,000		   $2,112,000

_________________________

(1) For further details regarding the options issued, please see note 2 to the Summary Compensation Table.
(2) For further details regarding the options issued, please see note 7 to the Summary Compensation Table.
(3) For further details regarding the options issued, please see note 10 to the Summary Compensation Table.
(4) For further details regarding the options issued, please see note 13 to the Summary Compensation Table.
(5) For further details regarding the options issued, please see note 15 to the Summary Compensation Table.
(6) The fair market value of the Common Shares on the date the options were granted was equal to the respective exercise prices listed in the table. The indicated 5% and 10% rates of appreciation are provided to comply with SEC regulations and do not necessarily reflect the views of the Company as to the likely trend in the Company's share price. Actual gains, if any, on share option exercises will be dependent on, among other things, the future performance of the Common Shares and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for limits on transferability, delayed exercisability or termination of the options in certain circumstances.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END
OPTION VALUES

     The following table sets forth information regarding the exercise of options during the Company's 1997 fiscal year by its executive officers and regarding unexercised options at December 31, 1997. No separate share appreciation rights were granted during the Company's 1997 fiscal year.


                                                      				Number of
                                                      				Securities
                                                      				Underlying	          Value of Unexercised
                                                      				Unexercised	            In-the-Money
                                                       				Options at	             Options at
                                                    				December 31, 1997	      December 31, 1997

                     		Shares Acquired		                  Exercisable/	           Exercisable/
	Name	                   On Exercise	   Value Realized 	  Unexercisable	        Unexercisable(1)
Jeffrey H. Fisher	           --	              --	        447,250/661,250      $1,724,313/$2,128,313
Frederic M. Shaw	            --	              --	        125,000/185,000	     $281,250/$416,250
David Bulger	                --	              --	         55,000/45,000	      $181,875/$120,625
Gregory M. Fay		             --			            --        		50,000/50,000	      $71,875/$71,875
Mark A. Murphy		             --               --	       		50,000/50,000	      $112,500/$112,500

(1) The exercise prices of the options held by Mr. Fisher as of December 31, 1997 is (a) $10.00, with respect to 250,000 of the options, (b) $9.75, with respect to 156,000 of the options, and (c) $13.25, with respect to 702,500 of the options. The exercise prices of the options held by Mr. Bulger as of December 31, 1997 is (a) $8.875, with respect to 20,000 of the options, and (b) $13.25, with respect to 80,000 of the options. The exercise prices of the options held by Messrs. Shaw and Murphy at December 31, 1997 is $13.25. The exercise price of the options held by Mr. Fay at December 31, 1997 is $14.0625. The closing price of the Common Shares on December 31, 1997 was $15.50.

EMPLOYMENT AND RELATED CONTRACTS

     The Company recently replaced Messrs. Fisher's and Bulger's existing employment agreements effective February 1, 1997 and entered into employment agreements with Messrs. Shaw, Fay and Murphy as of their dates of employment by the Company - February
1, 1997, August 14, 1997 and March 31, 1997, respectively.   Each
agreement sets forth the officer's position and responsibilities, as follows:

     - Mr. Fisher serves as Chief Executive Officer and
       President;
     - Mr. Shaw serves as Executive Vice President and Chief
       Operating Officer;
     - Mr. Bulger serves as Chief Financial Officer and
       Treasurer;
     - Mr. Fay serves as Vice President of Accounting; and
     - Mr. Murphy serves as General Counsel and Secretary.

     Each employment agreement sets forth an annual base salary for the officer, with Mr. Fisher's base salary set at $150,000, Mr. Shaw's base salary set at $105,000 and Messrs. Bulger's,
Fay's and Murphy's base salaries set at $125,000 each.   Each
officer's salary is subject to increase on January 1 of each year by a percentage of the base salary in effect for the previous year, which percentage is equal to the sum of (a) the percentage increase in the CPI in such prior year plus (b) five.

     Each employment agreement sets forth an annual cash bonus formula. Mr. Fisher's agreement provides for an annual cash bonus equal to 7.5% of the increase, if any, in the Company's "Funds From Operations" (net income (loss) computed in accordance with generally accepted accounting principles, excluding gains
(or losses) from debt restructuring and sales of property, plus depreciation and real estate amortization, and after adjustment for unconsolidated partnerships and joint ventures) over the previous
year, up to a maximum of his then-current annual salary.   Mr.
Shaw's agreement provides for an annual cash bonus equal to 4.9% of the increase, if any, in the Company's Funds

From Operations over the previous year, up to a maximum of his then-current annual salary. Messrs. Bulger's, Fay's and Murphy's agreements each provide for annual cash bonuses equal to the officer's then-current annual salary multiplied by the percentage increase in the Company's Funds From Operations per share in the previous year.

     The term of each employment agreement extends until December 31, 2002. Each agreement entitles the officer to customary fringe benefits, including vacation, life, medical and hospital insurance, as well as the right to participate in any other benefits or plans established for any management-level employees.

     Each employment agreement provides for certain severance payments in the event of death or disability or upon termination by the Company in breach of the agreement (which includes, without limitation, a material modification of duties without consent, preventing the officer from carrying out responsibilities consistent with the officer's position or a requirement to relocate outside of a 50-mile radius). In any such event, the Company is responsible for three times the officer's then-current annual salary and bonus, plus any other accrued or deferred compensation. In addition, upon the occurrence of a "change of control," the Company is also obligated to pay the officer the amounts referred to in the immediately preceding sentence. The Company is also responsible for any excise tax on "excess parachute payments" that may
result from such payments.   Each agreement defines a "change of
control" as (a) a person (together with his affiliates) becoming, or entering into an agreement to become, the owner of 30% of more of the Company's voting shares (other than as a result of a Company share buy-back or share consolidation), (b) the Company entering into an agreement involving the transfer of 50% or more of the Company's total assets, (c) the Company entering into an agreement to merge or consolidate, regardless of whether the Company would be the survivor, (d) the date that current members of the board of Trustees cease to constitute a majority of the board for any reason or (e) a complete liquidation or dissolution of the Company.

     Mr. Shaw serves as President of, and along with Mr. Fisher is the owner of, the JF Lessee. Mr. Shaw has entered into an employment agreement with the JF Lessee, which includes terms that are substantially similar to the terms of his employment agreement with the Company. The significant difference between the agreements is in the salary and bonus provided for in each agreement, which reflects the relative time commitments Mr. Shaw has with the respective employers. Under the JF Lessee employment agreement Mr. Shaw receives an annual salary of $45,000, subject to increase on January 1 of each year by a percentage of the base salary in effect for the previous year, which percentage is equal to the sum of (a) the percentage increase in the CPI in the previous year plus (b) 5. The JF Lessee agreement also provides that Mr. Shaw will receive an annual cash bonus from the JF Lessee equal to 2.1% of the increase, if any, in the Company's Funds From Operations over the previous year, subject to a maximum amount equal to his then-current annual salary from the JF Lessee.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Berger, Goldsmith and Zenkel comprise the
Compensation Committee.  None of the members of the Compensation
Committee are or have been employees of the Company.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is responsible for setting and administering compensation policies, fixing salaries of and awarding performance bonuses to executive officers and determining awards of restricted shares, performance share awards, share options, and other equity-based compensation. The Compensation Committee is composed of Messrs. Berger, Goldsmith and Zenkel, none of whom is an employee or officer of the Company. The Compensation Committee's policy is to devise and implement compensation for the Company's officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company. There are three components of the Company's executive compensation: base salary, discretionary bonuses and incentive compensation. The primary object with respect to executive compensation is to establish programs which emphasize competitive salaries and long-term and short-term incentive compensation to attract and retain qualified, professional management. The Compensation Committee believes that these programs will align the compensation of the Company's key employees to the performance of the Company and the creation of shareholder value.

     In 1997, the Compensation Committee approved new employment agreements for Messrs. Fisher and Bulger, as well as employment agreements for Messrs. Shaw, Fay and Murphy, each of whom became
employees of the Company during 1997.   See "Executive
Compensation - Employment and Related Contracts."   The
Compensation Committee approved replacing Messrs. Fisher's and Bulger's employment agreements because the replaced agreements were outdated and did not include provisions deemed important by the Compensation Committee in retaining key employees.

     The Summary Compensation Table above sets forth the salaries paid to the officers in 1997. In establishing the base salaries of the executives, the Compensation Committee considered the responsibilities of each officer and the officer's experience. The Committee reviewed the salaries of officers with similar responsibilities at real estate companies, other REITs in general
and other REITs that acquire hotels, specifically.   The
Committee considered the responsibilities of each officer in light of the size, scope and geographic dispersion of the Company's asset base, the likelihood of continued rapid expansion, the increasing sophistication of the Company's systems and the corresponding increase in the time requirements. Each of the executive officers has been performing services for the Company for a number of years. In setting base salaries, therefore, the Compensation Committee also considered the performance of each officer as it relates to the Company.
Messrs. Fisher and Bulger have been employed by the Company since its inception, in the case of Mr. Fisher, and April 1995, in the case of Mr. Bulger. Mr. Shaw has been president of the JF Lessee, the primary operator of the Company's hotels, since the inception of the Company. Messrs. Fay and Murphy were the primary outside accountant and attorney, respectively, for the Company since before its IPO in September 1994. In considering Mr. Shaw's compensation, the Compensation Committee also considered the relative amounts of time Mr. Shaw spends in connection with his respective duties with the Company and the JF Lessee.

     Each employment agreement establishes a bonus for the officers. Other bonuses are payable in the discretion of the Compensation Committee, although to date no such discretionary
bonuses have been paid.   The Summary Compensation Table above
sets forth the bonuses paid to the officers in 1997.   In
considering such bonuses, the Compensation Committee intends to consider the officer's annual base salary, the performance of the Company, the performance of the individual, the performance of the Company's peer group, the overall economy, and any other relevant factors.

     The Compensation Committee believes that it is essential, in an industry characterized by rapid change and intense competition, for the Company's compensation program to maintain the flexibility to reward contributions which may not be immediately reflected in quantitative performance measures, but
which are important to the Company's long-term success.   In
crafting the awards made to the Company's executive officers, and particularly those awards made in 1997 (including restricted shares, performance share awards and options), the Company considered the incentive plans of the Company's REIT peers (as reflected in various studies, including the annual survey compiled by the National Association of Real Estate Investment Trusts). The Compensation Committee sought to make non-cash compensation a significant part of the total compensation package. The Compensation Committee believes that the awards made to date encourage and reward performance by tying the value of those awards directly to the creation of shareholder value as
reflected in increasing share prices.   The tables in "Executive
Compensation" above set forth details regarding  the outstanding
awards.   In approving such awards, the Compensation Committee
considered, among other factors, (I) the rapid growth of the Company, (ii) the scope of the officers' responsibilities, and
(iii) awards made to the executive officers of other REITs, and specifically other REITs which invest in hotel properties. The Compensation Committee contemplates that significant percentages of most awards will vest in the recipient over time, if the employee remains an employee at the time of vesting, to further its goal of providing the employee with long-term incentives. At the same time, the Compensation Committee also recognizes that short-term incentive compensation can be an important factor in attracting and retaining key employees and encouraging share ownership. The Compensation Committee expects that this principle will be reflected in share awards from time to time with shorter or no vesting periods.

     The Compensation Committee, which also serves as the Administrator for purposes of the 1994 Plan, has exercised and will exercise its collective, subjective judgment as to the performance of the Company's executive officers in granting additional share options, restricted shares, performance share awards and other incentive awards, based upon such qualitative factors (without assignment of relative weights) as leadership, response to changes in the Company and the hotel industry, ability to creatively satisfy changing market demands, significant increases in the officer's responsibilities and attainment of Company and individual performance goals. The Compensation Committee also has and will consider any evaluation by the Chairman of the Company (Mr. Fisher) as to each officer's responsibilities, contributions and performance.

     Although none of the Company's executive officers receives annual compensation in excess of $1 million, the Company continues to evaluate the limit on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The 1994 Plan allows for the grant of options and certain cash and share incentive awards that qualify as performance-based compensation exempt from the limit.

     The foregoing has been furnished by the members of the Compensation Committee.

                            COMPENSATION COMMITTEE

                            Miles Berger
                            C. Gerald Goldsmith
                            Bruce Zenkel

                       PERFORMANCE GRAPH

     The following graph compares the change in the Company's total shareholder return on Common Shares for the period January 1,1995 through December 31, 1997, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the SNL Securities Hotel REIT Index ("Hotel REIT Index") for the same period, assuming a base share price of $100 for the Common Shares and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of fifteen publicly traded REITs which focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.


                    [INNKEEPERS USA TRUST GRAPH]



                                     Period Ending
                     -----------------------------------------------
Index                9/23/94  12/31/94  12/31/95  12/31/96  12/31/97
                     -----------------------------------------------
Innkeepers USA Trust  100.00    74.44    102.64    169.61    202.79
S&P 500               100.00   100.73    138.58    170.26    227.09
SNL Hotel REITs       100.00    94.83    124.83    190.74    250.07

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The JF Lessee. The Partnership and the JF Lessee, which is owned by Mr. Fisher (80%) and Mr. Shaw (20%), are parties to Percentage Leases with respect to 47 of the hotel properties owned by the Partnership at December 31, 1997, with each such lease having an initial term of at least 10 years. Pursuant to the terms of the Percentage Leases, the JF Lessee is required to pay the greater of (a) a fixed base rent or (b) percentage rent based on the revenues of the hotels, and certain other additional charges, and is entitled to all profits from the operation of the hotels after the payment of rent, operating expenses and other expenses (including management fees). Payments of rent under the Percentage Leases constitute substantially all of the Partnership's and the Company's revenues. For the year ended December 31, 1997, the JF Lessee incurred or paid the Partnership an aggregate of approximately $57.49 million in lease payments under the Percentage Leases for those 47 Hotels and had combined net income of approximately $3.49 million from the operation of
the Company's hotels leased by the JF Lessee.   In addition to his
ownership of the JF Lessee, Mr. Shaw serves as President of, and derives a salary and bonus from, the JF Lessee.

     Franchise Licenses.  The JF Lessee, which is owned by
Messrs. Fisher and Shaw, hold all of the franchise licenses for the Hotels leased by the JF Lessee (to the extent such hotels have franchise agreements) and are expected to hold any franchise licenses required for subsequently acquired hotel properties that are leased to the JF Lessee. The JF Lessee pays the franchise fees for all of the Company's Hotels which are leased to the JF Lessee and are subject to franchise fees, except for franchise license application and transfer fees, which are paid by the Partnership. During 1997, the Partnership incurred or paid franchise license application, transfer and related fees for the
Hotels in the aggregate amount of approximately $165,600.   In
addition, in 1996 and 1997, the Partnership loaned to the JF Lessee an aggregate of approximately $530,250, which the JF Lessee was required to make available to Residence Inn by Marriott, Inc. ("Marriott") for initial working capital at the 20 Residence Inn Hotels that are managed by Marriott under management contracts with the JF Lessee. The Partnership's loans to the JF Lessee for working capital at the Marriott-managed Hotels bear no interest and are payable on demand.

     Jack P. DeBoer. In November 1996, the Company acquired seven Residence Inn hotels (the "DeBoer Hotels") from affiliates of Jack P. DeBoer (the "DeBoer Group"), including Rolf E. Ruhfus. Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, the Company has agreed with the DeBoer Group that for a period of up to ten years following the closing of the acquisition of the DeBoer Hotels, (I) any taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) the Company will maintain at all times outstanding indebtedness of at least approximately $40 million, subject to reduction upon the occurrence of certain events, including certain redemptions or taxable transfers of Preferred Units by the applicable members of the DeBoer Group (the "Required Indebtedness"). In the event that the Company fails to maintain the Required Indebtedness, the Company will be liable for any resulting income tax liabilities incurred by the applicable members of the DeBoer Group.

     Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. DeBoer is the President, Chairman of the Board and a major shareholder of Candlewood Hotel Company, Inc. ("Candlewood"), a public hotel company that is the owner, operator and franchisor of Candlewood hotels, an economy extended-stay hotel chain recently founded by Mr. DeBoer. Hotels developed by Mr. DeBoer and his affiliates, including Candlewood hotels, may compete with the Company's hotels for guests, and other hotel companies with which Mr. DeBoer is affiliated, including Candlewood, may compete with the Company for acquisition opportunities. Accordingly, the interests of the Company and Mr. DeBoer could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

     Rolf E. Ruhfus. In June 1997, the Company acquired nine hotels (the "Summerfield Hotels") from affiliates of Rolf E. Ruhfus (the "Summerfield Group") for a total purchase price of approximately $118.6 million, consisting of (I) approximately $89.5 million in cash and (ii) approximately 1.94 million Common Units, which were assumed to have a value of $15 per Common Unit. The Company leases the Summerfield Hotels to the Summerfield Lessee, of which Mr. Ruhfus is the Chairman and a major shareholder. For the year ended December 31, 1997, the Summerfield Lessee incurred or paid the Partnership an aggregate of approximately $7,500,000 in lease payments under the Percentage Leases for the Summerfield Hotels.

     Beginning in July 1998, each Common Unit held by the Summerfield Group may be redeemed for an amount of cash equal to the then-trading value of a Common Share on the NYSE or, at the option of the Company, one Common Share. Assuming full redemption of all Common Units held by the Summerfiield Group (and 475,003 Preferred Units held by Mr. Ruhfus) and the issuance of Common Shares in exchange therefor, the Summerfield Group would own approximately 6.8% of the Common Shares currently outstanding. Following the acquisition of the Summerfield Hotels, Mr. Ruhfus joined the Company's Board of Trustees.

     The Summerfield Hotels include six Summerfield Suites hotels and one Sunrise Suites hotel - which are upscale extended-stay hotels - and two Sierra Suites hotels - which are mid-price extended-stay hotels. Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. Ruhfus is the President, Chairman of the Board and a major shareholder of Summerfield Hotel Company and its affiliates ("Summerfield"), a private hotel company that is the owner (except with respect to those hotels owned by the Company), operator and franchisor of
Summerfield  Suites and Sierra Suites hotels.   Hotels developed
by Mr. Ruhfus and his affiliates, including Summerfield Suites and Sierra Suites hotels, may compete with the Company's hotels for guests. Accordingly, the interests of the Company and Mr. Ruhfus could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. Ruhfus and his affiliates.

     The Company and Summerfield entered into an agreement in principle pursuant to which the Company has a right of first refusal to acquire or own any all-suite hotel development project (a "Development Hotel") undertaken by Summerfield through June 2002, other than certain hotels currently in development and an additional two development projects per year selected by Summerfield, with respect to which the Company has no rights.
The right of first refusal will terminate earlier upon the occurrence of certain events, including the Company's failure to accept 10 consecutive development projects offered by Summerfield or the sale of all or substantially all of the Summerfield Lessee's assets or ownership interests. The Company's cost for a Development Hotel shall be no greater than Summerfield's development budget for the Development Hotel plus a specified development fee. The Company will lease any Development Hotel that it acquires to the Summerfield Lessee, pursuant to a percentage lease substantially similar to the Percentage Leases for the Summerfield Hotels. In addition, with respect to any Development Hotel, Summerfield will be entitled to an additional payment (a "Carried Interest") equal to fifteen percent of any increase in value of the Development Hotel over the Company's cost, measured at the second (for Sierra Suites hotels) or third anniversary (for Summerfield Suites hotels) of the opening of the Development Hotel. Pursuant to this arrangement, the Company agreed to develop a 113-room Sierra Suites hotel in Westborough, Massachusetts (the "Westborough Development Hotel"), retaining Summerfield as the developer. Summerfield has guaranteed that the Westborough Development Hotel will cost no more than approximately $7.9 million, excluding the Carried Interest but including a cash development fee payable to Summerfield of approximately $540,000. The Carried Interest will be payable in Common Units with respect to which Summerfield will have Redemption Rights beginning one year after issuance. The Westborough Development Hotel is expected to be completed in the
first half of 1998.   Until definitive agreements are executed,
the Company has no obligation with respect to any other Development Hotel, and there are no assurances that the Company will acquire or own any other Development Hotel.

       PROPOSAL TWO - AMENDMENT OF ARTICLE VII OF THE
                      DECLARATION OF TRUST

     The Board of Trustees has unanimously approved and recommends to the Shareholders that they approve and adopt Proposal Two, the proposed amendment to Article VII of the Declaration of Trust, in the form attached as Exhibit A hereto.
Article VII of the Declaration of Trust currently contains certain provisions ("Share Transfer Restrictions") that restrict the transfer of the Company's capital shares if, following such transfer, any person would own at any time, directly or indirectly, in the aggregate more than 9.8% of the outstanding capital shares of the Company, including any shares deemed to be constructively owned by such person under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Ownership Limit"). The Share Transfer Restrictions, which are similar to provisions of the charter documents of many REITs, are designed, in part, to insure compliance with certain REIT tax law requirements, which provide that not more than 50% of the Company's outstanding capital shares can be owned, directly or indirectly, by five or fewer persons.

     The proposed amendment clarifies that nothing in the Company's Declaration of Trust would prohibit the settlement of any transactions entered into through the facilities of any national securities association registered under the Securities Exchange Act of 1934, as amended (e.g., the NYSE), or of the national market system of a national securities association registered under the Exchange Act (i.e., Nasdaq NMS), while maintaining the authority of the Board of Trustees to take all action necessary to maintain the Company's status as a REIT for under the Code.

     The Board of Trustees believes that it is important to assure the investment community and the NYSE that the Company's remedies under the Shares Transfer Restrictions in the Declaration of Trust do not prohibit the settlement of any transactions on the NYSE. The NYSE has advised the Company that the NYSE currently requires any REIT listed on the NYSE and having share transfer restrictions in its charter to include provisions similar to those proposed to be included in the Company's Declaration of Trust. Adoption of Proposal Two would place the Company fully in compliance with the listing requirements of the NYSE regarding share transfer restrictions in REIT charters.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF
                           PROPOSAL TWO

        SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Board of Trustees will provide for presentation of shareholder proposals at the 1999 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding such proposals, and with requirements of the Company's Bylaws, a copy of which is available upon written request addressed to the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the Company's 1999 annual meeting of shareholders must be made in writing and must be received by the Company at its executive offices no later than one hundred and twenty (120) days before the anniversary of the date of the Annual Meeting for inclusion in the Company's proxy statement and the form of proxy relating to the 1999 annual meeting.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. has served as auditors for the Company and its subsidiaries for the year ended December 31, 1997 and will continue to so serve for the year ending December 31, 1998 until and unless changed by action of the Board of Trustees. A representative of Coopers & Lybrand will not be present at the Annual Meeting.

                          OTHER MATTERS

     The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to David Bulger, the Company's Chief Financial Officer and Treasurer, at the Company's executive offices at 306 Royal Poinciana Way, Palm Beach, Florida 33480, telephone
(561) 835-1800, copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements and financial statement schedules filed by the Company with the SEC therewith.

                             EXHIBIT A

               PROPOSED AMENDMENTS TO DECLARATION
                OF TRUST OF INNKEEPERS USA TRUST

     Article VII, Section 1 of the Company's Declaration of Trust is hereby amended by adding a new Section (H), which would read in its entirety as follows:

          (H)  Securities Exchange Transactions. Nothing in this
          Article VII or this Declaration of Trust shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of the national market system of a national securities association registered under the Exchange Act. The immediately preceding sentence shall not limit the authority of the Board of Trustees to take any and all actions it deems necessary or advisable to protect the Company and the interests of its shareholders in preserving the Company's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.

     In addition, the following clause shall be added to the end of Article VII, Section 3:"..., so long as such actions do not prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act", so that such Article VII, Section 3, as so amended, would read in its entirety as follows:

               Section 3.  Remedies Not Limited.  Nothing
          contained in this Article VII shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit, so long as such action does not prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.

                                      NO. OF SHARES _________

                               PROXY

                         INNKEEPERS USA TRUST
                       306 Royal Poinciana Way
                      Palm Beach, Florida 33480

             ANNUAL MEETING OF SHAREHOLDERS -- MAY 6, 1998

     The undersigned hereby appoints Jeffrey H. Fisher and David Bulger, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Shares of Innkeepers USA Trust owned by the undersigned at the Annual Meeting of Shareholders to be held at the Hampton Inn, 1505 Belvedere Road, West Palm Beach, Florida, at 9:00 a.m., local time, on Wednesday, May 6, 1998 and at any adjournments thereof, as specified below:

1.     ELECTION OF TRUSTEES ("PROPOSAL ONE")
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

       __ CLASS I -- TERM EXPIRING 2001 - FOR BOTH NOMINEES
          LISTED BELOW

             Jack P. DeBoer
             Bruce Zenkel

       __ CLASS III -- TERM EXPIRING 2000 - FOR THE NOMINEE
          LISTED BELOW

             Rolf E. Ruhfus

       __ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

2.     PROPOSAL TO AMEND ARTICLE VII OF THE DECLARATION OF TRUST
       ("PROPOSAL TWO")

       __  FOR              __  AGAINST           __  ABSTAIN

3. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

     [Please sign and date on the reverse side of this proxy.]

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.


                        Dated: _______________________, 1998



                        Please sign name exactly
                        as it appears on share
                        certificate.  Only one of
                        several joint owners need
                        sign.  Fiduciaries should
                        give full title.


_____________________________________
Signature

____________________________________
Title




THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF TRUSTEES.  IF
       NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED
FOR EACH NOMINEE FOR TRUSTEE AND FOR ADOPTION OF PROPOSAL TWO.